Exhibit 99.1

PROXY CARD
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
FOUNDER SPAC
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Osman Ahmed (the “Proxy”) as proxy, with the power to appoint a substitute, to vote all shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of shareholders of Founder SPAC (“Founder”), to be held on [●], 2022, at [●] a.m., Eastern Time, at 800 Capitol Street, Suite 2400, Houston, Texas 77002 and via a virtual meeting format at https://www.cstproxy.com/founderspac/2022, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/consent solicitation statement/prospectus and revokes all prior proxies for the extraordinary general meeting relating to the Shares.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3, 4A-4H, 5, 6, 7, AND 8. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS.

(Continued and to be marked, dated and signed on reverse side)

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ~

FOUNDER SPAC — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4A-4H, 5, 6, 7, AND 8.

Please mark votes as ☒ indicated in this example

(1) Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve by ordinary resolution the transactions contemplated under the Agreement and Plan of Merger, dated as of December 15, 2021, by and among Founder, Ravenclaw Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Founder, Rubicon Technologies, LLC, a Delaware limited liability company, and the other parties thereto (the “Business Combination”), a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex A. The Business Combination Proposal is conditioned on the approval of each of the Domestication Proposal, the Charter Proposal and the Nasdaq Proposal (together with the Business Combination Proposal, the “Cross-Conditioned Proposals”). Therefore, if any of the Cross-Conditioned Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of Founder’s ordinary shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2) Proposal 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution a change in Founder’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”). The Domestication Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Domestication Proposal will have no effect, even if approved by holders of Founder’s ordinary shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) Proposal 3 — The Charter Proposal — to consider and vote upon a proposal to approve by special resolution the certificate of incorporation of Founder in connection with the Domestication, in the form attached to the proxy statement/consent solicitation statement/prospectus as Annex B (the “Proposed Charter”) to, among other things, change Founder’s name to “Rubicon Technologies, Inc.” (“New Rubicon”), to be effective upon the consummation of the Business Combination. The Charter Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Charter Proposal will have no effect, even if approved by holders of Founder’s ordinary shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) Proposals 4A-4H — The Governance Proposals — to approve and adopt, on a non-binding advisory basis and by ordinary resolution, certain governance provisions set forth in the Proposed Charter, as differing from the Memorandum and Articles of Association of Founder (the “Memorandum and Articles of Association”), which are being separately presented in accordance with the requirements of the U.S. Securities and Exchange Commission as eight separate sub-proposals. The approval of each Governance Proposal is not conditioned on any other proposal.

●	Proposal 4A: A proposal to amend the Memorandum and Articles of Association to authorize the change in the authorized capital stock of Founder from (i) 479,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares (“Founder Class B Shares”) and 1,000,000 preference shares, par value $0.0001 per share, of Founder, to (ii) 690,000,000 shares of Class A common stock, 275,000,000 shares of Class V common stock and 10,000,000 shares of New Rubicon preferred stock, par value $0.0001 per share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

●	Proposal 4B: A proposal to amend the Memorandum and Articles of Association to authorize adopting Delaware as the exclusive forum for certain stockholder litigation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

●	Proposal 4C: A proposal to amend the Memorandum and Articles of Association to authorize adopting Section 203 of the Delaware General Corporation Law to prevent certain takeovers by interested stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

●	Proposal 4D: A proposal to amend the Memorandum and Articles of Association to require at least two-thirds of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, to adopt, amend or repeal, or adopt any provision inconsistent with, Articles V (the provisions regarding the size of the board of directors of New Rubicon, the classification of the board of directors of New Rubicon, the filling of vacancies and the election and removal of directors), VI (the provisions regarding stockholder actions without a meeting and who can call special meetings of stockholders), IX (the provisions regarding requirements to amend the charter and bylaws of New Rubicon by the board of directors of New Rubicon or by stockholders), and X (the provisions regarding the limited liability of directors of New Rubicon) of the Proposed Charter or any provision of the bylaws of New Rubicon.	FOR ☐	AGAINST ☐	ABSTAIN ☐

●	Proposal 4E: A proposal to amend the Memorandum and Articles of Association to approve provisions permitting the removal of a director only for cause and only by the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote at an election of directors, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

●	Proposal 4F: A proposal to amend the Memorandum and Articles of Association to approve provisions requiring stockholders to take action at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

●	Proposal 4G: A proposal to amend the Memorandum and Articles of Association to adopt a waiver of corporate opportunities for its non-employee directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

●

Proposal 4H: A proposal to amend the Memorandum and Articles of Association to authorize (1) changing the corporate name from “Founder SPAC” to “Rubicon Technologies, Inc.”, (2) making New Rubicon’s corporate existence perpetual, and (3) removing certain provisions related to Founder’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) Proposal 5 — The Directors Proposal — to consider and vote upon a proposal to elect by ordinary resolution, effective as of the consummation of the Business Combination, Nate Morris, Andres Chico, Coddy Johnson, Paula Henderson, Osman Ahmed, Jack Selby, Ambassador Paula Dobriansky, Barry Caldwell, and Brent Callinicos, to serve on the board of directors of New Rubicon until their respective successors are duly elected and qualified. Pursuant to the Memorandum and Articles of Association, only the holders of Founder Class B Shares are entitled to vote on the Directors Proposal. The Directors Proposal is conditioned on the approval of the Cross-Conditioned Proposals. Therefore, if each of the Cross-Conditioned Proposals is not approved, the Directors Proposal will have no effect, even if approved by holders of Founder Class B Shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6) Proposal 6 — The Share Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution the Rubicon Technologies, Inc. 2022 Equity Incentive Plan, a copy of which is attached to the proxy statement/consent solicitation statement/prospectus as Annex K, to be effective upon the consummation of the Business Combination. The Share Plan Proposal is conditioned on the approval of the Cross-Conditioned Proposals. Therefore, if each of the Cross-Conditioned Proposals is not approved, the Share Plan Proposal will have no effect, even if approved by holders of Founder’s ordinary shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7) Proposal 7 — The Nasdaq Proposal — to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding ordinary shares and the resulting change in control in connection with the Business Combination. The Nasdaq Proposal is conditioned on the approval of each of the Cross-Conditioned Proposals. Therefore, if any of the Cross-Conditioned Proposals is not approved, the Nasdaq Proposal will have no effect, even if approved by holders of Founder’s ordinary shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8) Proposal 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event Founder does not receive the requisite shareholder vote to approve the Proposals. The Adjournment Proposal is not conditioned on the approval of any other proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:
Signature
Signature (if held jointly)

When Shares are held by more than one person, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have no effect on Proposals 1, 2, 3, 4A-4H, 5, 6, 7, AND 8. The Shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR each of Proposals 1, 2, 3, 4A-4H, 5, 6, 7, AND 8. If any other matters properly come before the extraordinary general meeting, the Proxy will vote on such matters in its discretion.

~ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.